                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934



                       Date of Report: September 10, 1998



                          BALDWIN PIANO & ORGAN COMPANY
             (Exact name of registrant as specified in its charter)



Delaware                            0-14903              31-1091812
(State or other jurisdiction        (Commission          (IRS Employer
of incorporation)                   File Number)         Identification Number)


422 Wards Corner Road, Loveland, Ohio             45140-8390
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:   (513) 576-4500

Item 4.    Changes in Registrant's Certifying Accountant

         On September 10, 1998, the Registrant dismissed the firm of KPMG Peat Marwick LLP ("KPMG") as the Registrant's principal independent accountant. Also on September 16, 1998, the Registrant engaged the firm of Deloitte & Touche LLP to serve as its principal independent accountant. Such actions were approved by the Audit Committee of the Board of Directors of the Registrant.

         The reports of KPMG on the Registrant's consolidated financial statements for the fiscal years 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the two fiscal years ended December 31, 1997 and during subsequent interim periods, there were no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its report.

         The Registrant has provided KPMG with a copy of the disclosures contained herein and has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant herein. A copy of that letter, dated September 16, 1998, is filed as Exhibit 16.1.

Item 7.     Financial Statements and Exhibits

(c)     Exhibits

16.1    Letter of KPMG Peat Marwick LLP to the Securities and Exchange
        Commission

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                BALDWIN PIANO & ORGAN COMPANY
                                                (Registrant)


Date: September 17, 1998                       By: /s/ Perry H. Schwartz
                                                  ------------------------------
                                                  Perry H. Schwartz
                                                  Chief Financial Officer